As filed with the Securities and Exchange Commission on March 9, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

OAK VALLEY BANCORP

(Exact name of Registrant as specified in its charter)

California	26-2326676
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

125 North Third Avenue

Oakdale, California 95361

(209)  848-2265

(Address, including zip code and telephone number, of principal executive offices)

OAK VALLEY COMMUNITY BANK 1998 RESTATED STOCK OPTION PLAN

OAK VALLEY BANCORP 2008 EQUITY PLAN

(Full title of the plan)

Richard A. McCarty

Chief Financial Officer

Oak Valley Bancorp

125 North Third Avenue

Oakdale, California 95361

(Name and address of agent for service)

(209)  848-2265

(Telephone number, including area code, of agent for service)

Copy to:

Matteo G. Daste, Esq.

Darlene D. Chiang, Esq.

Leland Parachini Steinberg Matzger & Melnick, LLP

199 Fremont Street, 21st Floor

San Francisco, CA 94105

(415)  957-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not Check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value
Outstanding under Oak Valley Community Bank Restated and Amended 1991 Stock Option (1)	451,092 shares	$4.065(2)	$1,833,689	$102.32
To be issued under the 2008 Equity Plan (3)	1,500,000 shares	$4.065(3)	$6,097,500	$340.24
TOTAL	1,951,092 shares		$7,931,189	$442.56

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.  The price of $4.065 per share represents the weighted average exercise price for outstanding options.

(3)

Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee.  Computation based upon the average of the bid and asked prices of the Registrant’s Common Stock reported on the Nasdaq Capital Market on March 19, 2009, which average was $4.065 per share.

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

Oak Valley Bancorp (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(a)  The description of the Registrant’s Common Stock in the registration statement on Form 10, filed with the Commission on July 31, 2008, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)  The Registrant’s amended Form 10, filed with the Commission on October 31, 2008;

(c)  The Registrant’s quarterly report for the quarterly period ended June 30, 2008 on Form 10-Q filed on August 14, 2008;

(d)  The Registrant’s quarterly report for the quarterly period ended September 30, 2008 on Form 10-Q filed on November 14, 2008;

(e)  The Registrant’s current reports and amendments thereto on Form 8-K filed on October 28, November 19, December 15 in 2008, and on January 21 and February 3 in 2009;

(f)  The Registrant’s registration statement on Form 8-A, filed on January 14, 2009, which contains an updated description of the Registrant’s Common Stock.

(g)  All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Oak Valley Bancorp and its subsidiary, Oak Valley Community Bank, are subject to the California General Corporation Law (the “CGCL”), which provides a detailed statutory framework covering indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified.  Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation.  The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

See also Registrant’s undertakings in Section 9 of this Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number	Description

4.1	Oak Valley Community Bank 1998 Restated Stock Option Plan, (which is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 10 filed on July 31, 2008)

4.2	Oak Valley Bancorp 2008 Equity Plan

4.3	Opinion of Consent of Leland, Parachini, Steinberg, Matzger & Melnick LLP regarding legality of the securities covered by the Registration Statement

4.4	Consent of Moss Adams, LLP

ITEM 9.  UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakdale, State of California, on this 9th day of March, 2009.

OAK VALLEY BANCORP

By:	/s/ Ronald C. Martin
Ronald C. Martin
Chief Executive Officer

OAK VALLEY BANCORP

By:	/s/ Richard A. McCarty
Richard A. McCarty
Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald C. Martin and Richard A. McCarty, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any an all capacities, to sign any an all amendments (including pose-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above:

Signature	Capacity

/s/ Don Barton	Director
DON BARTON

/s/ Christopher M. Courtney	Director, President
CHRISTOPHER M. COURTNEY

/s/ James J. Gilbert	Director
JAMES L. “JAY” GILBERT

/s/ Thomas A. Haidlen	Director
THOMAS A. HAIDLEN

/s/ Michael Q. Jones	Director, Chairman of the Board of Directors
MICHAEL Q. JONES

/s/ Arne J. Knudsen	Director, Secretary of the Board of Directors
ARNE J. KNUDSEN

/s/ Ronald C. Martin	Director, Chief Executive Officer
RONALD C. MARTIN

/s/ Richard A. McCarty	Executive Vice President, Chief Administrative Officer & Chief Financial Officer
RICHARD A. MCCARTY

/s/ Roger M. Schrimp	Director, Vice Chairman of the Board of Directors
ROGER M. SCHRIMP

/s/ Danny L. Titus	Director
DANNY L. TITUS

/s/ Richard J. Vaughan	Director
RICHARD J. VAUGHAN

OAK VALLEY BANCORP

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Oak Valley Community Bank 1998 Restated Stock Option Plan thereunder (which are incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 10)

4.2	Oak Valley Bancorp 2008 Equity Plan and forms of agreement

4.3	Opinion of Consent of Leland, Parachini, Steinberg, Matzger & Melnick LLP regarding legality of the securities covered by the Registration Statement

4.4	Consent of Moss Adams, LLP